LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of this 13th day of March, 2002 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation (the "Company"), and THE COUNTY OF PEORIA, ILLINOIS (the "Lender").

                                    Recitals:

     WHEREAS, the Company has requested that the Lender make a loan to the Company in the amount of TEN MILLION DOLLARS ($10,000,000.00); and

     WHEREAS, the Lender is willing to make such loan to the Company on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, the parties promise and agree as follows:

                                    ARTICLE I
                                   Definitions

     In addition to terms defined elsewhere in this Agreement, the following definitions shall apply for purposes of this Agreement:

          "Bankruptcy Law" means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors as now and hereafter in effect, or any successor statutes.

          "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions in Peoria, Illinois are authorized by law, regulation or executive order to remain closed. If a payment date called for herein or in the Note is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

          "Contract" means any contract, agreement, undertaking or commitment (written or oral, formal or informal, firm or contingent) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective assets are bound, and which has current operative or executory effect.

          "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "Exchange Offer" means that certain Offer to Exchange Cash and Common Stock, New Unsecured Instruments or New Securities for Outstanding 9 5/8% Senior Secured Notes Due 2007 of Keystone Consolidated Industries, Inc.

          "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means the United States, any state or municipality, the government of any foreign country, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, or instrumentality of any of the foregoing.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances, or representing obligations in respect of a lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee, whether or not conditional, by such Person of any indebtedness of any other Person.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Mortgage" means that certain Subordinate Mortgage, Security Agreement, Assignment of Rent and Fixture Filing to be executed and delivered by the Company to Lender securing the Loan with certain steel making assets of the Company's located in Peoria Township and Limestone Township, Illinois, and being a portion of property located at and commonly known as 7000 S.W. Adams Street, Peoria, Illinois, as more particularly described therein, and granting Lender a second priority subordinate lien on those assets subject only to the prior first lien of Congress Financial Corporation (Central).

          "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Restructuring" shall mean the restructuring of the Company as described in the Offering Circular dated February 11, 2002 for the Exchange Offer.

          "Security Agreement" means that certain Subordinate Security Agreement to be executed and delivered by Company to Lender securing the Loan with certain steel making assets of Company's located in Peoria, Illinois, as more particularly described therein, and granting Lender a second priority subordinate lien on those assets subject only to the prior first lien of Congress Financial Corporation (Central).

          "Subsidiary" means any corporation, general or limited partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Company or one or more Subsidiaries of the Company.

          "SEC" means the Securities and Exchange Commission.

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.



                                   ARTICLE II
                      Loan; Note; Closing and Closing Date

     2.1. Loan; Note. Subject to the terms and conditions set forth in this Agreement, and relying upon the representations and warranties of the Company herein set forth, the Lender agrees, to make a loan to the Company in the principal amount of Ten Million Dollars ($10,000,000.00) (the "Loan"). The Loan shall be evidenced by the Company's term note in the form of Exhibit "A" hereto, payable to the order of the Lender and dated the Closing Date, for the principal sum of the Loan (the "Note"). The Note and this Agreement shall be secured by the Mortgage and the Security Agreement, which shall be executed, delivered and filed of record in the appropriate recording offices to perfect Lender's interest.

     2.2. Closing; Closing Date. The closing of the Loan to be made by the Lender hereunder (the "Closing") shall occur at 10:00 a.m. at the offices of the Lender on or before June 1, 2002, or such other time and place as the parties may agree in writing (the "Closing Date"), upon satisfaction of the terms and conditions to the Lender's obligations as set forth in Section 4.1 hereof.

     2.3 Escrow of Loan Proceeds. Upon execution of this Agreement , Lender agrees to place Ten Million and No/100 Dollars ($10,000,000.00) in escrow pursuant to the Escrow Agreement attached as Exhibit "B" hereto.


                                   ARTICLE III
                             Terms of Loan and Note

     3.1. Interest Rate; Payment; Usury.

          (a) Provided that no Event of Default has occurred and is continuing and subject to the other provisions of this Agreement, the Loan shall not bear interest. During any period that an Event of Default shall have occurred and be continuing, interest on the Loan shall accrue at a rate equal to the rate published in the Wall Street Journal from time to time as the prime rate (the "Default Interest Rate"). Notwithstanding anything contained herein to the contrary, in no event shall the interest rate on the Loan, including the Default Interest Rate, exceed the highest rate permitted by applicable law. Interest on the Loan at the Default Interest Rate, shall be based on a 360-day year, and shall accrue and be payable for the actual number of calendar days elapsed. Interest shall be payable in arrears commencing on the first day after the Maturity Date (as hereinafter defined) and continuing thereafter on the same day of each subsequent month until the Loan and all accrued interest have been paid in full.

          (b) It is the intention of the Company and the Lender to conform strictly to applicable usury laws now or hereafter in force, and any interest payable under this Agreement or the Note shall be subject to reduction to an amount not to exceed the maximum non-usurious amount for commercial loans allowed under such applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.

     3.2. Maturity Date. Unless the same shall become due earlier as a result of acceleration of the maturity, the Loan shall mature on the fifth year anniversary of the Closing Date (the "Maturity Date"), at which time the outstanding principal balance and all accrued interest, if any, of the Loan shall become due and payable.

     3.3. Prepayments. The Company may from time to time and at any time prepay the Loan, in whole or in part, without penalty or premium. The Company shall not be required to make any installment payments during the term of the Loan.

     3.4. Manner of Payment. The Company shall make payments in respect of the Loan in immediately available funds at Lender's office or by wire transfer to an account specified by Lender.

     3.5. Events of Default. Each of the following constitutes an "Event of Default":

          (a) default in payment when due of the principal on the Note;

          (b) failure by the Company for thirty (30) days after notice from the Lender to comply with any of its covenants or agreements in this Agreement or the Note including, but not limited to, the provisions of (g), (h) and
     (i) of this Section 3.5;

          (c) any of the representations or warranties of the Company set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement was untrue or inaccurate in any material respect as of the date of execution of this Agreement or as of the Closing Date and such untruth or inaccuracy substantially impairs Lender's security interest;

          (d) the Company or any of its Subsidiaries pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property or assets; or (iv) makes a general assignment for the benefit of its creditors;

          (e) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that: (i) is for relief against the Company or any of its Subsidiaries; (ii) appoints a custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries; or (iii) orders the liquidation of the Company or any of its Subsidiaries, and in any such case, the order or decree remains unstayed and in effect for 60 consecutive days;

          (f) the Mortgage or Security Agreement shall cease to be in full force and effect, or the Company (or any person by, through or on behalf of the Company) shall contest in any manner the validity, binding nature or enforceability of the Mortgage or Security Agreement;

          (g) if prior to April 30, 2002, Lender shall not have received an original policy of title insurance from Lawyer's Title Insurance Company, or other national title company (the "Title Policy") in the full amount of the Loan naming Lender as the insured party and the Company as the owner and holder of fee simple title to the Property (as defined in the Mortgage) and insuring the lien of the Mortgage as a second and prior lien upon the Property, subject to no material exceptions other than standard exceptions, and exceptions expressly permitted by the Mortgage. The Title Policy shall include a location endorsement to the extent such can be issued for the Property;

          (h) if prior to April 30, 2002, Lender shall not have received a copy of the most recent existing survey of the parent tract for the Property together with an engineer's sketch showing the location of the Property within the larger parent tract; and

          (i) if prior to May 15, 2002, Lender shall not have received sufficient evidence that the security interest granted pursuant to the Security Agreement are superior and prior to the rights of all Persons other than (x) the Lien granted to Congress Financial Corporation (Central), or other financial institution designated by Company, simultaneously with the closing of this Loan, and (y) such other Liens as are identified on Schedule 6(b) of the Security Agreement.

     3.6. Acceleration.

          (a) Declaration of Acceleration. If any Event of Default occurs and is continuing, the Lender may, at its option and upon notice to the Company, declare the Note to be due and payable immediately; and upon any such declaration all principal and interest on the Loan and the Note shall become immediately due and payable; provided, however, that in the case of an Event of Default arising from any event described in clauses (d) or (e) of Section 3.5 hereof, the Loan and the Note shall ipso facto become automatically due and payable without further action or notice on the part of the Lender.

          (b) Rescission. At any time after a declaration of acceleration with respect to the Note, the Lender may, in its sole discretion, rescind and cancel such declaration and its consequences. No such rescission shall affect any subsequent Event of Default or impair any right with respect thereto.

     3.7. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal (and interest at the Default Interest Rate) on the Note or to enforce the performance of any provision of the Note, this Agreement, the Mortgage or the Security Agreement. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     3.8. Waiver Of Past Defaults. Lender may waive any existing Default or Event of Default and its consequences under this Agreement. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

     3.9. Priorities. If an Event of Default occurs and is continuing, any sums collected by the Lender hereunder or under the Note shall be applied first to all costs and expenses of collection, including reasonable attorneys' fees, then to accrued and unpaid interest (at the Default Interest Rate to the extent applicable) and then to principal due on the Note.

                                   ARTICLE IV
             Conditions to Lender's Obligations; Lender's Covenants

     4.1. Conditions at Closing Date. The Lender's obligation to make the Loan on the Closing Date shall be subject to Lender's satisfaction that the following conditions have been satisfied on or before the Closing Date, except to the extent waived in writing as provided in Section 4.2:

          (a) The Company shall have reimbursed the Lender for the fees and expenses for which the Company is liable pursuant to the terms of Section 7.6, below, to the extent documented to the Company as of the Closing;

          (b) All conditions to the closing and consummation of the Exchange Offer shall have occurred or been waived in accordance with the terms thereof;

          (c) Each of the representations and warranties of the Company set forth in this Agreement or incorporated herein by reference or set forth in any statement or schedule delivered pursuant to this Agreement are true and correct in all material respects as of the date of execution of this Agreement and as of the date of the Closing Date as if made on such date;

          (d) The Company shall not be in default with respect to any of its covenants and agreements set forth in Article VI of this Agreement or set forth elsewhere in this Agreement;

          (e) No Default or Event of Default shall have occurred and be continuing;

          (f) The Company shall have delivered to the Lender a certificate, executed by an officer of the Company acceptable to the Lender and dated as of the Closing Date, certifying to the Company's fulfillment of the conditions specified in subsections (a) through (e) of this Section 4.1;

          (g) The Company shall provide Lender a second priority security interest and lien on the real property and fixtures referred to in the Mortgage;

          (h) The Company shall provide Lender a second priority security interest and lien on certain assets referred to in the Security Agreement; and

          (i) All of the conditions precedent specified in Part III, Section 2.1 of the DCCA Grants (as defined hereafter) have occurred.

     4.2. Waiver; Termination. The Lender may waive in writing any of the conditions to its obligations set forth in Sections 4.1 hereof in its sole discretion. If the conditions to the Lender's obligations set forth in Section
4.1 hereof shall not have been satisfied or waived on or before April 1, 2002, the parties may terminate the obligations and benefits under to this Agreement without any liability on the part of the Lender or Company to each other or to any other Person.

     4.3 Lender's Covenants. If, and to the extent, requested by the holder of the first lien on the assets secured by the Mortgage and Security Agreement (the "First Lienholder"), the Lender hereby agrees to enter into a subordination and inter-creditor agreement with such First Lienholder and shall reasonably cooperate with the First Lienholder in the negotiation, preparation and execution of any such agreement.


                                    ARTICLE V
                         Representations and Warranties

     5.1. Representations and Warranties of the Company. In order to induce the Lender to enter into this Agreement, the Company represents and warrants to the Lender on the date hereof and on and as of the date of the Loan, as if made on and as of such date, which representations and warranties shall survive such date and be independent of any investigation or lack of investigation of the Company made by or on behalf of the Lender, as follows:

          (a) Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it has been and is proposed to be conducted. The Company is qualified to do business and in good standing in each jurisdiction in which the failure to so qualify could be reasonably expected to have a material adverse effect upon its assets, properties, liabilities, financial condition, results of operations or business.

          (b) Capacity of the Company; Consents; Execution of Agreements. The Company has the requisite power, authority, and capacity to enter into this Agreement, the Note, the Mortgage and the Security Agreement and to perform the transactions and obligations to be performed by the Company hereunder and thereunder. Except as described on Schedule 5.1(b) hereto, no consent, authorization, approval, license, permit or order of, or filing with, any Person or Governmental Authority is required in connection with the execution and delivery of this Agreement, the Note, the Mortgage and Security Agreement or the performance by the Company of the transactions and obligations to be performed by it hereunder and thereunder, except as contemplated by said agreements. The failure to obtain any of the consents described on Schedule 5.1(b) prior to the Closing Date will not have a material adverse effect upon the Company's assets, properties, liabilities, financial condition, results of operations or business. The execution and delivery of this Agreement, the Note, the Mortgage and the Security Agreement by the Company, and the performance of the transactions and obligations contemplated hereby and thereby by the Company, have been duly authorized by all requisite action of the Company. This Agreement has been, and the Note, the Mortgage and the Security Agreement will be, duly executed and delivered by a duly authorized officer of the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

          (c) Valid Issuance. The Note to be issued hereunder, when issued by the Company to the Lender pursuant to the terms of this Agreement, will be duly authorized and validly issued.

          (d) Conflicts; Defaults. The execution and delivery of this Agreement, the Note, the Mortgage and the Security Agreement by the Company, and the performance by the Company of the transactions and obligations contemplated hereby and thereby to be performed, will not: (i) violate, conflict with, or constitute a default under any of the terms or provisions of its certificate of incorporation or bylaws, or any provisions of, or result in the acceleration of any obligation under, any Contract, note, debt instrument, security agreement, or other instrument to which the Company, or any Subsidiary is a party or by which the Company, or any Subsidiary or any of their respective assets is bound; (ii) result in the creation or imposition of any Liens or claims upon the assets of the Company or any Subsidiary; (iii) constitute a violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company, or any Subsidiary; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of any provision of its certificate of incorporation or bylaws. Neither the Company nor any Subsidiary is presently in default in any material respect under any of the terms or provisions of any of its material Contracts, notes, debt instruments, security agreements, or other instruments, or any order, judgment, or decree relating to it or its business or by which it or any of its assets is bound, except with respect to the matters set forth on Schedule 5.1 (d).

          (e) Compliance with Laws. Except with respect to the matters set forth on Schedule 5.1(e), neither the Company nor any Subsidiary is in violation of, nor do any of their respective operations violate in any respect, any statute, law, or regulation of any Governmental Authority applicable to the Company or a Subsidiary, as the case may be, any of their respective assets, or the conduct of their respective businesses ("Applicable Laws"), the violation of which reasonably could be anticipated to have a material adverse effect upon the Company's or a Subsidiary's respective assets, properties, liabilities, financial condition, results of operations or business, and no material expenditures are or, based on present requirements, will be required of the Company or its Subsidiaries in order for them to comply or remain in compliance with any Applicable Laws.

          (f) Litigation. Neither the Company nor any Subsidiary is a party to any material legal action, suit, claim, investigation or proceeding which is not adequately described in a periodic report heretofore filed by the Company with the SEC, and, to the best of the Company's knowledge and belief after due inquiry, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation, or proceeding.

          (g) Taxes. The Company has prepared and duly and timely filed with each appropriate Governmental Authority, all material federal, state, municipal, local and foreign tax returns, information returns and other reports required to be filed on or before the date of this Agreement or the making of any Loan and has paid all material taxes required to be paid by the Company prior to the date of this Agreement or the making of any Loan in respect of the periods covered by such returns and reports, except such taxes as are being contested in good faith.

          (h) Environmental Compliance. Except as disclosed in the Mortgage or described in a periodic report under the 1934 Act filed by the Company with the SEC, the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws and requirements (including permit requirements) relating to the protection of health or the environment in connection with the ownership, operation and condition of its properties and business, except where failure to comply would not have a material adverse effect on the business or operations of the Company or any Subsidiary.

          (i) Securities Laws. No consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required in order for the Company to execute and deliver this Agreement or to offer, issue, sell or deliver the Note. Based in part on the representations of the Lender and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Note to the Lender are exempt from the prospectus delivery and registration requirements of the 1933 Act.

     Any disclosure or representation made in any section or schedule of this Agreement, the Mortgage or the Security Agreement shall be incorporated into any other applicable section or schedule to the extent appropriate.

     5.2. Representations and Warranties of the Lender. The Lender represents and warrants to the Company that:

          (a) Investment Intent. The Note to be issued to the Lender is being acquired for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. The Lender understands that such Note has not been registered under the 1933 Act by reason of its issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. It further understands that the Note will bear the following legend and agrees that it will hold the Note subject thereto:

          THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE LENDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

          (b) Capacity of the Lender; Execution of Agreement. The Lender has all requisite power, authority, and capacity to enter into this Agreement, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

                                   ARTICLE VI
                            Covenants and Agreements

     6.1. Affirmative Covenants. So long as any Indebtedness remains outstanding under this Agreement and the Note, the Company covenants and agrees that it will:

          (a) Capital Expenditures. Invest an aggregate total of Ten Million Dollars ($10,000,000) over the five year term of the Loan in Durable
     Movable Equipment for the Company's facilities in Peoria, Illinois in accordance with the provisions of Part III, Section 2.2 of the DCCA Grants (as defined hereafter) (the "Capital Expenditure Requirement"). In complying with the Capital Expenditure Requirement, the Company shall use generally accepted sound business practices, arms length bargaining and the other principles set forth in Part IV, Section 4.8 of the DCCA Grants.

          (b) Reporting Requirements. In connection with the Grant Agreements Numbered 02-120803, 02-120804, 02-120805 and 02-120806 between the Lender and the State of Illinois Department of Commerce and Community Affairs ("DCCA"), which are attached hereto as Exhibit "C" (the "DCCA Grants"), the Company agrees to:

               1. provide Lender all information in Company's possession and control which is reasonably needed for Lender to comply with the "Audit Requirements" found in Part II-A2, Section 2.1 and Part V, Section 5.4 C of the DCCA Grants;
               2. prepare for Lender's execution and submission the "Quarterly Expense Reports" required under Part II-A2, Section 2.5(a) of the DCCA Grants;
               3. provide Lender all information in Company's possession and control which is reasonably needed for Lender to submit the "Close-out Package" required in Part II-A2, Section 2.5(b) and Part V, Section 5.4 B of the DCCA Grants;
               4. (i) keep adequate and sufficient written records and documentation of all purchases applied to the Capital Expenditure Requirement, (ii) retain such records in accordance with Part V, Section 5.4 A of the DCCA Grants for a minimum of three (3) years after this Agreement terminates, and (iii) provide Lender and DCCA reasonable access to such records in accordance with Part V, Section
                    5.4 A of the DCCA Grants; and
               5. provide, upon request by Lender, any additional information in Company's possession and control which is reasonably requested by DCCA;

(all  such  items  are   hereinafter   referred   to  as  the  "DCCA   Reporting
Requirements").

          (c) Taxes. Pay and discharge all taxes and other governmental charges before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith.

          (d) Insurance. Maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature, and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice would dictate.

          (e) Examination of Books. Permit the Lender, through its authorized attorneys, accountants and representatives, to examine the Company's books, accounts, records, ledgers and assets of every kind and description at all reasonable times upon oral or written request of the Lender, at the Company's cost and expense (provided that so long as an Event of Default has not occurred, the Company shall be obligated to pay for no more than one (1) such examination per year).

          (f) Notification of Events of Default, Acceleration or Material Adverse Effect. Promptly notify the Lender of any condition or event which constitutes, or with the passage of time and/or the giving of notice would constitute, an Event of Default under this Agreement or of payment defaults aggregating more than $5,000,000 on any Indebtedness of the Company or of any acceleration of the maturity of any Indebtedness of the Company aggregating more than $5,000,000, and promptly inform the Lender of the existence or occurrence of any condition or event (other than conditions having an effect on the economy in general) which could reasonably be anticipated to have a material adverse effect upon the Company's financial condition.

          (g) Maintenance of Licenses. Maintain in good standing all licenses required by any Governmental Authority that may be necessary or required for the Company and its Subsidiaries to carry on its businesses, where the failure to maintain such licenses would have a material adverse effect on the Company taken as a whole.

          (h) ERISA Compliance. Comply with all material requirements imposed by the Employee Retirement Income Security Act of 1974 as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any defined contribution employee benefit plan.

          (i) Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental
     Authority, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company and except where the failure to comply would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                                   ARTICLE VII
                                  Miscellaneous

     7.1. Indemnification. The Company agrees to indemnify, defend and hold harmless Lender, its officers, agents or employees ("Lender Indemnitees") from any and all claims and actions, including, but not limited to, reasonable attorneys' fees, costs and expenses, arising out of or based upon, the acts or omissions of the Company, its officers, employees, agents independent contractors, subcontractors, volunteers or other associates ("Company Agents") under this Agreement and the transactions contemplated hereunder, expressly excluding any claims or actions arising out of or based upon Lender Indemnitees' gross negligence or willful misconduct, and arising out of or based upon any termination of the DCCA Grants which is the direct result of the Lender Indemnitee's actions or omissions. The Company further agrees to indemnify and hold the Lender Indemnitees harmless from and against any and all liabilities, demands, claims, damages, suits, costs, reasonable fees and expenses for injuries or death to persons and the loss, damage to or destruction of property due to the negligence, intentional acts or omissions of the Company Agents arising out of or related to this Agreement or the performances hereunder, expressly excluding any such liabilities, demands, claims, damages, suits, costs, reasonable fees and expenses arising out of or based upon Lender Indemnitees' gross negligence or willful misconduct and arising out of or based upon any termination of the DCCA Grants which is the direct result of the Lender Indemnitee's actions or omissions.

     7.2 Termination of DCCA Grants. If DCCA terminates the DCCA Grants due to Company's failure to comply with the DCCA Reporting Requirements, and such termination is not the direct result of the Lender's actions or omissions, then Lender shall have the right, after written notice to Company and a ninety (90) day opportunity to cure, to accelerate the Note in accordance with Section 3.6 of this Agreement, and declare the entire Note due and payable.

     7.3 Waiver and Amendments. No failure or delay on the part of the Lender in the exercise of any power or right, and no course of dealing between the Company and the Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Lender at law or in equity. No notice to or demand on the Company required hereunder or under the Note shall in any event entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action and any circumstances without notice or demand. Except as may otherwise be specifically provided in this Agreement, no amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note shall in any event be effective with respect to the Lender unless the same shall be in writing and signed and delivered by the Lender. Any waiver of any provision of this Agreement or the Note, and any consent to any departure by the Company from the terms of any provision of this Agreement or the Note, shall be effective only in the specific instance and for the specific purpose for which given.

     7.4. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. Except as otherwise provided herein, notices may also be given by recognized overnight courier services or delivered by hand or facsimile transmission. In the event of delivery by overnight courier service, such notice shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In the event of delivery by hand, such notice shall be deemed effective when delivered. In the event of delivery by facsimile transmission, such notice shall be deemed effective upon confirmation of transmission. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

        If to the Company:

                  Keystone Consolidated Industries, Inc.
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1740
                  Dallas, Texas  75240-2697
                  Attention:  President
                  Fax:  (972) 448-1408

        With a copy to:

                  J. Mark Hollingsworth, Esq.
                  General Counsel
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 1700
                  Dallas, Texas  75240-2697
                  Fax:  (972) 450-4278

        If to the Lender:

                  County of Peoria, Illinois
                  324 Main Street
                  Peoria, Illinois  61602
                  Attention:  F. Patrick Urich, County Administrator
                  Fax:  (309) 672-6029

        With a copy to:

                  Schwartz, Cooper, Greenberger
                    & Krauss, Chtd.
                  180 N. LaSalle Street, Suite 2700
                  Chicago, Illinois  60601
                  Attention:  Martin W. Salzman
                  Fax:  (312) 782-8416

Any party hereto may change the address to which notices shall be directed under this Section 7.4 by giving written notice of such change to the other parties.

     7.5. Restriction on Transfer. The Lender acknowledges that the Note has not been registered under the 1933 Act or the securities laws of any state. Accordingly, the Note may not be sold or otherwise disposed of or transferred, unless such sale, disposition or transfer is registered under the 1933 Act and applicable state securities laws or unless the Company has received an opinion of counsel reasonably acceptable to the Company that such sale, disposition or transfer is exempt from such registration. The Note shall bear a restrictive legend to the foregoing effect.

     7.6.  Expenses.  The  Company  shall  reimburse  the  Lender for all of its reasonable out-of-pocket expenses incurred in the negotiation, preparation, execution and delivery of this Agreement, the Note, the Mortgage and the
Security Agreement and related matters, and all related due diligence, including, without limitation, the expenses of legal counsel and accountants. The Company shall also reimburse the Lender for all of its out-of-pocket expenses incurred in the administration, waiver, modification and enforcement of any of its rights under this Agreement, the Note, the Mortgage and the Security Agreement, including, without limitation, the reasonable expenses of legal counsel and accountants. In addition, the Company shall be responsible for any documentary taxes incurred in connection with the transactions contemplated by this Agreement, and the Note, the Mortgage and the Security Agreement.

     7.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     7.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     7.9. Successors and Assigns. This Agreement shall be binding upon the Company and the Lender and their respective successors and assigns, and shall inure to the benefit of the Company and the Lender and their successors and assigns.

     7.10. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     7.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

     7.12. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, MORTGAGE, SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     7.13. Waiver of Jury Trial. THE COMPANY AND LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         [remainder of page intentionally blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned thereunto duly authorized as of the date first written above.

                                     THE COMPANY:

                                     KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                     By:
                                     ------------------------------------------
                                     Name:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------



                                     THE LENDER:

                                     COUNTY OF PEORIA, ILLINOIS


                                     By:
                                     ------------------------------------------
                                     Name:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                 SCHEDULE 5.1(b)

                                    CONSENTS

                                 SCHEDULE 5.1(d)

                    Defaults under material debt instruments


- The Company is in default under the Indenture governing its $100 million Senior Secured Notes due 2007 as a result of failure to pay interest payments due August 1, 2001 and February 1, 2002

- The Company is in default under the $55 million Revolving Credit Agreement with Congress Financial Corporation as a result of failure to pay interest payments due August 1, 2001 and February 1, 2002 on the Company's $100 million Senior Secured Notes due 2007

                                 SCHEDULE 5.1(e)

                              Compliance with Laws

- The Company is engaged in a lawsuit with the Illinois Industrial Commission (the "Illinois Commission") regarding the Company's self-insurance of its workers compensation obligations in Illinois. The Illinois Commission has requested that the Company post a total of $5,475,000 as security. The Company has filed a petition for rehearing with the Illinois Commission challenging the Illinois Commission's security calculation.

Exhibit "A"

                             Form of Promissory Note

                                   Exhibit "B"

                            Form of Escrow Agreement

                                   Exhibit "C"

                                   DCCA Grants